Exhibit 99.1

AMNEAL REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS
‒ Q2 2023 Net Revenue of $599 million; GAAP Net Income of $12 million; Diluted EPS of $0.08 ‒
‒ Q2 2023 Adjusted Net Income(1) of $57 million; Adjusted EBITDA (1) of $146 million; Adjusted Diluted EPS (1) of $0.19 ‒
‒ Raising 2023 Full Year Guidance ‒

BRIDGEWATER, NJ, August 4, 2023 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) announced its results today for the second quarter ended June 30, 2023.

“We are pleased to raise our full year 2023 guidance following another strong quarter. Our momentum in the first half of the year underscores the solid execution of our strategy and ability to drive continued growth across our diversified portfolio. We expect many key catalysts ahead, including complex generics launches, an expanded injectables portfolio, strong biosimilars uptake, continued specialty growth, expansion across AvKARE distribution channels, and an emerging presence internationally. As one of the largest domestic pharmaceutical manufacturers, we are focused on doing our part in addressing the ongoing drug shortages in the U.S. market. As we accelerate growth and profitability, we are also extending the reach and impact of Amneal in making essential medicines more accessible for patients around the world,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the second quarter of 2023 was $599 million, an increase of 7% compared to $559 million in the second quarter of 2022. The increase was driven by Generics growth due to the durability of our diversified, complex portfolio and new product launches, including biosimilars, as well as continued expansion across AvKARE, with solid Specialty revenue performance.

Net income attributable to Amneal Pharmaceuticals, Inc. was $12 million in the second quarter of 2023 compared to a net loss of $121 million in the second quarter of 2022. Adjusted EBITDA(1) in the second quarter of 2023 was $146 million, an increase of 9% compared to the second quarter of 2022, reflective of strong revenue performance, durable adjusted gross margins and operating expense leverage. Diluted EPS in the second quarter of 2023 was $0.08 compared to a loss of $0.80 for the second quarter of 2022. Adjusted diluted EPS(1) in the second quarter of 2023 was $0.19, in line with the second quarter of 2022.

(1)    See “Non-GAAP Financial Measures” below.
Raising Full Year 2023 Guidance
The Company is raising its previously provided full year 2023 guidance.

	Updated 2023 Guidance	Prior Full Year 2023 Guidance
Net revenue	$2.30 billion - $2.40 billion	$2.25 billion - $2.35 billion
Adjusted EBITDA (1)	$525 million - $540 million	$500 million - $530 million
Adjusted diluted EPS (2)	$0.45 - $0.55	$0.40 - $0.50
Operating cash flow (3)	$220 million - $250 million	$200 million - $230 million
Capital expenditures	$50 million - $60 million	$50 million - $60 million
Weighted average diluted shares outstanding (4)	Approximately 307 million	Approximately 307 million
(1)Includes 100% of EBITDA from the AvKARE acquisition. See also “Non-GAAP Financial Measures” below.
(2)Accounts for 35% non-controlling interest in AvKARE. See also “Non-GAAP Financial Measures” below.
(3)Represents cash provided by operating activities. Guidance does not contemplate one time and non-recurring items such as legal settlements and other discrete items.
(4)Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Amneal’s 2023 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time on August 4, 2023 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial 1 (833) 470-1428 (in the U.S.) with access code 977620. A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial 1 (866) 813-9403 (in the U.S.) with access code 301025. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=52762.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully integrated global pharmaceuticals company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of approximately 270 generic and specialty pharmaceuticals, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations, including international expansion; expected or estimated operating results and financial performance; the Company’s growth prospects and opportunities as well as its strategy for growth; product development and launches; the successful commercialization and market acceptance of new products, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our ability to secure satisfactory terms when negotiating a refinancing or other new indebtedness; our dependence on third-party agreements for a portion of our product offerings; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties, including recent events affecting the financial services industry; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our ability to attract, hire and retain highly skilled personnel; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, and adjusted diluted EPS, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income, which is net income (loss) adjusted to (A) exclude (i) non-cash interest, (ii) GAAP (benefit from) provision for income taxes, (iii) amortization, (iv) stock-based compensation, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) charges related to legal matters, including interest, net, (ix) asset impairment charges, (x) regulatory approval milestone, (xi) change in fair value of contingent consideration, (xii) insurance recoveries for property losses and associated expenses (xiii) other and (xiv) net income attributable to non-controlling interests not associated with class B common stock, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted EPS is calculated assuming the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
Head of Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$599,046	$559,355	$1,156,586	$1,056,988
Cost of goods sold	379,025	358,836	758,379	681,898
Gross profit	220,021	200,519	398,207	375,090
Selling, general and administrative	105,570	98,806	207,666	197,471
Research and development	37,799	50,748	76,489	103,546
Intellectual property legal development expenses	820	821	2,464	1,585
Acquisition, transaction-related and integration expenses	—	241	—	675
Restructuring and other charges	82	—	592	731
Change in fair value of contingent consideration	(6,364)	(270)	(3,907)	(70)
Insurance recoveries for property losses and associated expenses	—	(1,911)	—	(1,911)
Charges related to legal matters, net	2,017	251,877	1,581	249,551
Other operating expense (income)	13	(1,175)	(1,211)	(1,175)
Operating income (loss)	80,084	(198,618)	114,533	(175,313)
Other (expense) income:
Interest expense, net	(50,857)	(35,623)	(100,172)	(68,958)
Foreign exchange gain (loss), net	421	(5,429)	2,322	(7,442)
Other income, net	12	6,939	3,551	9,061
Total other expense, net	(50,424)	(34,113)	(94,299)	(67,339)
Income (loss) before income taxes	29,660	(232,731)	20,234	(242,652)
(Benefit from) provision for income taxes	(23)	7,350	645	3,889
Net income (loss)	29,683	(240,081)	19,589	(246,541)
Less: Net (income) loss attributable to non-controlling interests	(17,766)	119,273	(14,615)	124,015
Net income (loss) attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	11,917	(120,808)	4,974	(122,526)
Accretion of redeemable non-controlling interest	—	—	—	(438)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$11,917	$(120,808)	$4,974	$(122,964)

Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.'s class A common stockholders:
Basic	$0.08	$(0.80)	$0.03	$(0.82)
Diluted	$0.08	$(0.80)	$0.03	$(0.82)
Weighted-average common shares outstanding:
Basic	153,738	150,993	152,928	150,445
Diluted	154,887	150,993	154,575	150,445

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$109,284	$25,976
Restricted cash	5,298	9,251
Trade accounts receivable, net	674,736	741,791
Inventories	550,558	530,735
Prepaid expenses and other current assets	81,764	103,565
Related party receivables	149	500
Total current assets	1,421,789	1,411,818
Property, plant and equipment, net	459,108	469,815
Goodwill	599,206	598,853
Intangible assets, net	1,015,376	1,096,093
Operating lease right-of-use assets	34,031	38,211
Operating lease right-of-use assets - related party	16,566	17,910
Financing lease right-of-use assets	61,570	63,424
Other assets	93,240	103,217
Total assets	$3,700,886	$3,799,341
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$512,719	$538,199
Current portion of liabilities for legal matters	77,011	107,483
Revolving credit facilities	120,000	60,000
Current portion of long-term debt, net	30,405	29,961
Current portion of operating lease liabilities	9,861	8,321
Current portion of operating lease liabilities - related party	2,992	2,869
Current portion of financing lease liabilities	3,219	3,488
Related party payables - short term	21,143	2,479
Total current liabilities	777,350	752,800
Long-term debt, net	2,549,177	2,591,981
Note payable - related party	40,560	39,706
Operating lease liabilities	28,296	32,126
Operating lease liabilities - related party	14,388	15,914
Financing lease liabilities	59,836	60,769
Related party payables - long term	9,123	9,649
Other long-term liabilities	39,282	87,468
Total long-term liabilities	2,740,662	2,837,613
Redeemable non-controlling interests	32,106	24,949
Total stockholders' equity	150,768	183,979
Total liabilities and stockholders' equity	$3,700,886	$3,799,341

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$19,589	$(246,541)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	115,261	117,511
Unrealized foreign currency (gain) loss	(1,561)	8,014
Amortization of debt issuance costs and discount	4,523	4,388
Loss on refinancing - revolving credit facility	—	291
Intangible asset impairment charges	1,283	5,112
Change in fair value of contingent consideration	(3,907)	(70)
Stock-based compensation	14,157	16,327
Inventory provision	41,806	17,748
Insurance recoveries for property and equipment losses	—	(1,000)
Other operating charges and credits, net	3,364	3,449
Changes in assets and liabilities:
Trade accounts receivable, net	66,976	(26,561)
Inventories	(60,526)	(65,395)
Prepaid expenses, other current assets and other assets	31,898	(119,747)
Related party receivables	351	(159)
Accounts payable, accrued expenses and other liabilities	(107,760)	273,947
Related party payables	2,913	7,508
Net cash provided by (used in) operating activities	128,367	(5,178)
Cash flows from investing activities:
Purchases of property, plant and equipment	(21,691)	(15,842)
Saol Acquisition	—	(84,714)
Acquisition of intangible assets	(1,488)	(10,000)
Deposits for future acquisition of property, plant and equipment	(842)	(3,955)
Proceeds from insurance recoveries for property and equipment losses	—	1,000
Net cash used in investing activities	(24,021)	(113,511)
Cash flows from financing activities:
Payments of deferred financing and refinancing costs	—	(1,622)
Payments of principal on debt, revolving credit facilities, financing leases and other	(87,566)	(63,010)
Borrowings on revolving credit facilities	100,000	85,000
Proceeds from exercise of stock options	—	239
Employee payroll tax withholding on restricted stock unit vesting	(2,033)	(3,291)
Payments of deferred consideration for acquisitions - related party	—	(43,998)
Acquisition of redeemable non-controlling interest	—	(1,722)
Tax distributions to non-controlling interests	(35,557)	(9,917)
Net cash used in financing activities	(25,156)	(38,321)
Effect of foreign exchange rate on cash	165	(1,547)
Net increase (decrease) in cash, cash equivalents, and restricted cash	79,355	(158,557)
Cash, cash equivalents, and restricted cash - beginning of period	35,227	256,739
Cash, cash equivalents, and restricted cash - end of period	$114,582	$98,182
Cash and cash equivalents - end of period	$109,284	$91,979
Restricted cash - end of period	5,298	6,203
Cash, cash equivalents, and restricted cash - end of period	$114,582	$98,182

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$29,683	$(240,081)	$19,589	$(246,541)
Adjusted to add:
Interest expense, net	50,857	35,623	100,172	68,958
(Benefit from) provision for income taxes	(23)	7,350	645	3,889
Depreciation and amortization	57,111	59,696	115,261	117,511
EBITDA (Non-GAAP)	$137,628	$(137,412)	$235,667	$(56,183)
Adjusted to add (deduct):
Stock-based compensation expense	6,561	8,262	14,157	16,327
Acquisition, site closure, and idle facility expenses (1)	1,579	3,173	4,280	8,762
Restructuring and other charges	82	—	493	731
Loss on refinancing	—	291	—	291
Charges related to legal matters, net (2)	2,017	251,877	6,081	249,551
Asset impairment charges	1,338	5,250	2,071	5,250
Foreign exchange (gain) loss	(421)	5,429	(2,322)	7,442
Change in fair value of contingent consideration	(6,364)	(270)	(3,907)	(70)
Insurance recoveries for property losses and associated expenses	—	(1,911)	—	(1,911)
Regulatory approval milestone	—	—	—	5,000
Increase in tax receivable agreement liability	405	—	1,231	—
Other	3,263	(104)	4,517	(745)
Adjusted EBITDA (Non-GAAP)	$146,088	$134,585	$262,268	$234,445

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$29,683	$(240,081)	$19,589	$(246,541)
Adjusted to add (deduct):
Non-cash interest	2,112	1,966	3,953	3,948
GAAP (benefit from) provision for income taxes	(23)	7,350	645	3,889
Amortization	39,309	40,216	78,920	79,368
Stock-based compensation expense	6,561	8,262	14,157	16,327
Acquisition, site closure expenses, and idle facility expenses (1)	1,579	3,173	4,280	8,762
Restructuring and other charges	82	—	493	731
Loss on refinancing	—	291	—	291
Charges related to legal matters, including interest, net (2)	2,725	252,230	7,607	249,904
Asset impairment charges	1,331	5,250	2,064	5,250
Regulatory approval milestone	—	—	—	5,000
Change in fair value of contingent consideration	(6,364)	(270)	(3,907)	(70)
Insurance recoveries for property losses and associated expenses	—	(1,911)	—	(1,911)
Increase in tax receivable agreement liability	405	—	1,231	—
Other	3,261	(103)	4,664	(603)
Provision for income taxes (3)	(16,495)	(17,451)	(27,324)	(27,659)
Net income attributable to non-controlling interests not associated with our class B common stock	(7,292)	(1,889)	(12,687)	(4,088)
Adjusted net income (Non-GAAP)	$56,874	$57,033	$93,685	$92,598
Weighted average diluted shares outstanding (Non-GAAP) (4)	307,004	304,278	306,691	304,456
Adjusted diluted earnings per share (Non-GAAP)	$0.19	$0.19	$0.31	$0.30

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Explanations for Reconciliations of Net Income (Loss) to EBITDA and Adjusted EBITDA and
Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share
(1)Acquisition, site closure, and idle facility expenses for the three and six months ended June 30, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the three months ended June 30, 2022 primarily included: (i) integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited which closed on February 9, 2022 (the “Saol Acquisition”) and (ii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the six months ended June 30, 2022 primarily included: (i) transaction and integration costs associated with the Saol Acquisition; (ii) integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd. which closed on November 2, 2021; and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)For the three months ended June 30, 2023, charges related to legal matters, net primarily related to civil prescription opioid litigation. For the six months ended June 30, 2023, charges related to legal matters, net primarily related to civil prescription opioid litigation and other legal proceedings. For the three and six months ended June 30, 2022, charges related to legal matters, net, primarily included charges for the preliminary settlement of the Opana ER® antitrust litigation, net of insurance recoveries associated with class action shareholder lawsuits.
(3)The non-GAAP effective tax rates for the three and six months ended June 30, 2023 were 22.5% and 22.6%, respectively. The non-GAAP effective tax rates for the three and six months ended June 30, 2022 were 23.4% and 23.0%, respectively.
(4)Weighted average diluted shares outstanding consisted of class A common stock and class B common stock under the if-converted method.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$373,701	$—	$373,701	$364,895	$—	$364,895
Cost of goods sold (2)	225,189	(13,404)	211,785	228,535	(19,073)	209,462
Gross profit	148,512	13,404	161,916	136,360	19,073	155,433
Gross margin %	39.7%		43.3%	37.4%		42.6%

Selling, general and administrative (3)	28,040	(2,597)	25,443	26,558	(1,200)	25,358
Research and development (4)	31,108	(325)	30,783	44,174	(1,406)	42,768
Intellectual property legal development expenses	801	—	801	778	—	778
Acquisition, transaction-related and integration expenses	—	—	—	8	(8)	—
Insurance recoveries for property losses and associated expenses	—	—	—	(1,911)	1,911	—
Charges related to legal matters, net	2,017	(2,017)	—	483	(483)	—
Other operating loss (income)	13	—	13	(1,175)	—	(1,175)
Operating income	$86,533	$18,343	$104,876	$67,445	$20,259	$87,704

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended June 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($0.3 million and $1.3 million), amortization expense ($10.8 million and $10.2 million), site closure and idle facility expenses ($1.0 million and $2.4 million), and asset impairment charges ($1.3 million and $5.2 million).
(3)Adjustments for the three months ended June 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($2.0 million and $0.6 million) and site closure costs ($0.6 million in each period).
(4)Adjustments for the three months ended June 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$717,507	$—	$717,507	$682,642	$—	$682,642
Cost of goods sold (2)	455,740	(28,846)	426,894	427,565	(34,164)	393,401
Gross profit	261,767	28,846	290,613	255,077	34,164	289,241
Gross margin %	36.5%		40.5%	37.4%		42.4%

Selling, general and administrative (3)	55,640	(3,876)	51,764	54,151	(7,450)	46,701
Research and development (4)	63,467	(1,268)	62,199	87,395	(2,565)	84,830
Intellectual property legal development expenses	2,425	—	2,425	1,550	—	1,550
Acquisition, transaction-related and integration expenses	—	—	—	8	(8)	—
Restructuring and other charges	99	—	99	206	(206)	—
Insurance recoveries for property losses and associated expenses	—	—	—	(1,911)	1,911	—
(Credits) charges related to legal matters, net	(427)	(4,073)	(4,500)	2,157	(2,157)	—
Other operating income	(1,211)	—	(1,211)	(1,175)	—	(1,175)
Operating income	$141,774	$38,063	$179,837	$112,696	$44,639	$157,335

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the six months ended June 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($2.0 million and $2.8 million), amortization expense ($21.6 million and $19.5 million), site closure and idle facility expenses ($3.1 million and $7.0 million), asset impairment charges ($2.0 million and $5.2 million), and other ($0.1 million and $(0.3) million).
(3)Adjustments for the six months ended June 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($2.7 million and $1.3 million), a regulatory approval milestone (none and $5.0 million), and site closure costs ($1.2 million and $1.1 million).
(4)Adjustments for the six months ended June 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; In thousands)

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$96,994	$—	$96,994	$97,001	$—	$97,001
Cost of goods sold (1)	46,512	(25,844)	20,668	42,791	(26,878)	15,913
Gross profit	50,482	25,844	76,326	54,210	26,878	81,088
Gross margin %	52.0%		78.7%	55.9%		83.6%

Selling, general and administrative (2)	22,759	(228)	22,531	23,171	199	23,370
Research and development (2)	6,691	(487)	6,204	6,574	(403)	6,171
Intellectual property legal development expenses	19	—	19	43	—	43
Acquisition, transaction-related and integration expenses	—	—	—	32	(32)	—
Restructuring and other charges	82	(82)	—	—	—	—
Change in fair value of contingent consideration (3)	(6,364)	6,364	—	(270)	270	—
Operating income	$27,295	$20,277	$47,572	$24,660	$26,844	$51,504

(1)Adjustments for the three months ended June 30, 2023 and 2022 were comprised of amortization expense.
(2)Adjustments for the three months ended June 30, 2023 and 2022 were comprised of stock-based compensation expense.
(3)Change in fair value of contingent consideration for the three months ended June 30, 2023 was associated with the Saol Acquisition and the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; In thousands)

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$188,672	$—	$188,672	$182,087	$—	$182,087
Cost of goods sold (1)	89,703	(52,027)	37,676	86,644	(53,532)	33,112
Gross profit	98,969	52,027	150,996	95,443	53,532	148,975
Gross margin %	52.5%		80.0%	52.4%		81.8%

Selling, general and administrative (2)	45,138	(414)	44,724	47,571	(414)	47,157
Research and development (2)	13,022	(876)	12,146	16,151	(729)	15,422
Intellectual property legal development expenses	39	—	39	35	—	35
Acquisition, transaction-related and integration expenses	—	—	—	32	(32)	—
Restructuring and other charges	82	(82)	—	—	—	—
Change in fair value of contingent consideration (3)	(3,907)	3,907	—	(70)	70	—
Operating income	$44,595	$49,492	$94,087	$31,724	$54,637	$86,361

(1)Adjustments for the six months ended June 30, 2023 and 2022 were comprised of amortization expense.
(2)Adjustments for the six months ended June 30, 2023 and 2022 were comprised of stock-based compensation expense.
(3)Change in fair value of contingent consideration for the six months ended June 30, 2023 was associated with the Saol Acquisition and the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$128,351	$—	$128,351	$97,459	$—	$97,459
Cost of goods sold	107,324	—	107,324	87,510	—	87,510
Gross profit	21,027	—	21,027	9,949	—	9,949
Gross margin %	16.4%		16.4%	10.2%		10.2%

Selling, general and administrative (2)	14,015	(4,188)	9,827	12,735	(4,933)	7,802
Operating income (loss)	$7,012	$4,188	$11,200	$(2,786)	$4,933	$2,147

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended June 30, 2023 and 2022 were comprised of amortization expense.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$250,407	$—	$250,407	$192,259	$—	$192,259
Cost of goods sold	212,936	—	212,936	167,689	—	167,689
Gross profit	37,471	—	37,471	24,570	—	24,570
Gross margin %	15.0%		15.0%	12.8%		12.8%

Selling, general and administrative (2)	26,955	(7,952)	19,003	26,145	(9,459)	16,686
Operating income (loss)	$10,516	$7,952	$18,468	$(1,575)	$9,459	$7,884

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the six months ended June 30, 2023 and 2022, respectively, were comprised of amortization expense ($8.4 million and $9.9 million), and other (($0.4) million in each period).